Exhibit (e)(2)

MRV Communications, Inc.

August 13, 2016

ADVA Optical Networking SE

Fraunhoferstr. 9a

82152 Planegg-Martinsried

Germany

Attn: Mr. Brian Protiva

CEO

Re: Confidentiality Agreement

Dear Sirs:

MRV Communications, Inc. (“MRV”) (which shall include, for purposes of this letter agreement, its direct and indirect subsidiaries), and ADVA Optical Networking SE (which shall include, for purposes of this letter agreement, its direct and indirect subsidiaries) (each a “Party” and collectively, the “Parties”), are planning to enter into discussions in order to evaluate a possible transaction between the Parties (the “Possible Transaction”).

For the purposes of the evaluation of the Possible Transaction, each Party may disclose and deliver to the other Party, upon execution and delivery of this letter agreement, certain proprietary information, including, but not limited to information about its properties, employees, finances, businesses, operations, assets, prospects and financial affairs (each Party furnishing such information shall be hereinafter referred to, with respect to such information, as the “Disclosing Party,” and each Party receiving such information shall be hereinafter referred to, with respect to such information, as the “Receiving Party”). All such information furnished by a Disclosing Party or its Representatives (as defined below) for the purpose of evaluation of the Possible Transaction, whether furnished before or after the date hereof in any tangible or intangible form, whether oral, written or electronic, and regardless of the manner in which it is furnished, is referred to in this letter agreement as “Proprietary Information.” Each Disclosing Party shall use reasonable efforts to mark as confidential documents and other tangible items disclosed hereunder that contain such Party’s Proprietary Information, and to inform the Receiving Party, prior to oral or visual disclosure of any such Proprietary Information, that the information about to be disclosed is confidential. The term Proprietary Information shall include, without limitation, all data, reports, interpretations, forecasts and records containing or otherwise reflecting information concerning a Disclosing Party, its respective Affiliates, whether prepared by the Receiving Party or others, and any summaries or other documents created by the Receiving Party or others which refer to, relate to, discuss, constitute, or embody all or any portion of the Proprietary Information (collectively, “Evaluation Material”). The term Proprietary Information shall not include, however, information which (a) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or any of its Representatives in breach of this letter agreement, (b) was or becomes available to the Receiving Party on a nonconfidential basis prior to or after its disclosure by the Disclosing Party or its Representatives from a person other than the Disclosing Party or its Representatives who was not known by the Receiving Party or any of its Representatives, after reasonable investigation, to be otherwise bound by a confidentiality agreement with the Disclosing Party or any of its Representatives, or otherwise under an obligation to the Disclosing Party or any of its Representatives not to transmit the information to the Receiving Party, or (c) was developed independently by the Receiving Party or any of its Representatives without using any Proprietary Information. For purposes of this letter agreement, the term “Affiliate” or “Affiliates” shall mean, with respect to any person, any other person controlling, controlled by or under common control with such person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting or other securities, by contract or otherwise.

Subject to the immediately succeeding paragraph, unless otherwise agreed to in writing by a Disclosing Party, each Party agrees (a) except as required by law, rule, applicable regulation, stock exchange rule, court order or disclosure requirement of a government agency (e.g. the Securities and Exchange Commission or the German Federal Financial Supervisory Authority (BaFin)) (collectively, “Law”), to keep all Proprietary Information confidential and not to disclose or reveal any Proprietary Information to any person other than directors, officers and employees and those attorneys, accountants, financial advisors, consultants or other agents or advisors who are not officers or employees (such persons being generally referred to herein as “Representatives”) of the Receiving Party, who need to know the Proprietary Information for purposes of evaluating the Possible Transaction, and who the Receiving Party has informed in writing of the terms of this letter agreement prior to the first disclosure or revelation of Proprietary Information, (b) not to use, and to take reasonable efforts to cause its Representatives not to use, Proprietary Information for any purpose other than in connection with the evaluation, negotiation or consummation of the Possible Transaction and (c) except as required by Law, not to disclose to any person (other than those of the Receiving Party’s Representatives who are actively and directly participating in the evaluation of the Possible Transaction) any information about the Possible Transaction, or the terms or conditions or any other facts relating thereto, including, without limitation, the fact that discussions are taking place with respect thereto, the status thereof, the fact that Proprietary Information has been made available to the Receiving Party or its Representatives or the existence or terms and conditions of this letter agreement. Each Party will be responsible for any breach of the foregoing paragraph of this letter agreement by any of its Representatives. Notwithstanding the generality of the foregoing and anything to the contrary contained herein, nothing in this letter agreement may be construed to permit a Party to disclose, reveal or otherwise provide any Proprietary Information to any person in violation of any anti-trust or anti-competition law, rule or applicable regulation.

In the event that a Receiving Party or any of its Representatives is legally compelled, pursuant to a subpoena, civil investigative demand, regulatory demand or similar process, to disclose any Proprietary Information or any other information concerning the Disclosing Party or the Possible Transaction, each Party agrees that such Receiving Party will if legal provide the Disclosing Party with prompt written notice of such request or requirement in order to enable the Disclosing Party to seek an appropriate protective order or other remedy, to consult with the Receiving Party with respect to the Disclosing Party taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this letter agreement. In any such event, the Receiving Party will use its reasonable best efforts to ensure that all Proprietary Information and other information that is so disclosed will be accorded confidential treatment and shall furnish only that portion of the Proprietary Information which the Receiving Party is advised by counsel is legally required. If the Receiving Party or any of its Representatives is required to disclose Proprietary Information as a matter of Law, the Receiving Party may disclose only that part of the Proprietary Information

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as is required by Law to be disclosed (in which case, prior to such disclosure, the Receiving Party will, to the extent practicable, advise and consult with the Disclosing Party and its counsel as to such disclosure and the nature and wording of such disclosure), and, to the extent practical in the circumstances, the Receiving Party will use its reasonable efforts to obtain confidential treatment for any Proprietary Information so disclosed.

Each Receiving Party acknowledges that the Proprietary Information is and at all times remains the sole and exclusive property of the Disclosing Party, and the Disclosing Party has the exclusive right, title, and interest to its Proprietary Information. No right or license, by implication or otherwise, is granted by the Disclosing Party as a result of disclosure of Proprietary Information under this letter agreement.

Each Receiving Party acknowledges that neither the Disclosing Party nor any of its Representatives make any express or implied representation or warranty as to the accuracy or completeness of any Proprietary Information, and each Receiving Party agrees that none of such persons shall have any liability to the Receiving Party or any of its Representatives relating to or arising from the use of any Proprietary Information by the Receiving Party or its Representatives or for any errors therein or omissions therefrom. Each Receiving Party also agrees that it is not entitled to rely on the accuracy or completeness of any Proprietary Information and that the Receiving Party shall be entitled to rely solely on such representations and warranties regarding Proprietary Information as may be made to the Receiving Party in a definitive agreement relating to the Possible Transaction, if any, subject to the terms and conditions of such agreement. Without limiting the generality of the foregoing, Proprietary Information may include certain statements, estimates and projections with respect to a Disclosing Party’s anticipated future performance. Such statements, estimates and projections reflect various assumptions made by a Disclosing Party, which assumptions may or may not prove to be correct, and are subject to various risks and uncertainties. No representations, warranties or assurances are made by a Disclosing Party or any of its Affiliates or Representatives as to such assumptions, statements, estimates or projections, including, without limitation, any budgets, and the Receiving Party hereby waives any claims in respect thereof.

In further consideration of being furnished the Proprietary Information, each Party also agrees that for a period of thirty-six (36) months from the date of this letter agreement (the “Standstill Period”), neither it nor any of its Affiliates nor any of its Representatives on behalf of such Party will, without the prior written consent of the other Party: (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the other Party or any material subsidiary thereof, or of any successor to or person in control of the other Party, or any material assets of the other Party or any material subsidiary or division thereof or of any such successor or controlling person; (ii) publicly or privately offer to enter into, or publicly or privately propose, any merger, business combination, recapitalization, restructuring or other extraordinary transaction with the other Party; (iii) initiate any stockholder proposal or the convening of a stockholders’ meeting of or involving the other Party; (iv) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the other Party; (v) form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with any of the foregoing; (vi) make any public disclosure, or take any action which could require the other Party to make any public disclosure,

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with respect to any of the matters set forth in this letter agreement, other than pursuant to the terms of this letter agreement; (vii) otherwise act, alone or in concert with others (including by providing financing for another party), to seek or offer to control or influence, by any other means (such as presenting an idea or proposal hypothetically or as a possibility) in any manner, the management, board of directors, shareholders or policies of the other Party; or (viii) request the other Party or its Affiliates, agents or Representatives, directly or indirectly, to amend or waive any provision of this letter agreement (including this clause); provided, however, that nothing in this letter agreement shall limit or restrict the right or ability of a Party or its Affiliates, agents or Representatives to confidentially and non-publicly make a written proposal with respect to the Possible Transaction or a non-public indication of such Party’s interest in pursuing the Possible Transaction to such Party’s board of directors, in such a manner that would not reasonably be expected to require such Party to make public disclosure with respect thereto.

The provisions of the immediately preceding paragraph shall automatically cease to be binding on a Party if any person or “group” as defined in Section 13(d)(3) of the Exchange Act (i) executes a definitive agreement with the other Party to acquire (x) beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of more than 50% of such other Party’s outstanding voting securities or (y) all or substantially all of the assets of such other Party and its subsidiaries, taken as a whole, (ii) executes a definitive agreement with such other Party to effectuate a merger, business combination, consolidation, amalgamation or any other similar transaction involving such other Party or any assets or securities of such other Party, and as a result of such merger, business combination, consolidation, amalgamation or similar transaction (A) the members of the such other Party’s board of directors immediately prior to such transaction constitute less than a majority of the members of such other Party’s board of directors (or the surviving person in such transaction) immediately following such transaction or (B) the persons that beneficially owned, directly or indirectly, the shares of outstanding voting securities of such other Party immediately prior to such transaction cease to beneficially own, directly or indirectly, shares of outstanding voting securities representing at least a majority of the total voting power of all outstanding classes of voting securities of the surviving person in such transaction or (iii) commences a tender offer or exchange offer that, if consummated, would result in the acquisition of beneficial ownership (as defined in Rule 13d-3 of the Exchange. Act) of more than 50% of such other Party’s outstanding voting securities and, in the case of clause (iii), such other Party’s board of directors fails to recommend against its shareholders tendering their shares into such offer within ten (10) business days after the commencement of such offer.

Neither Party nor its Representatives will directly or indirectly solicit for employment for a period of eighteen (18) months from the date of this letter agreement (i) any of the officers, senior managers or key employees of the other Party with whom contact was made during the course of the evaluation of the Possible Transaction, or (ii) any of the current officers, senior managers, or other employees of the other Party who the other Party identifies in writing by name during the course of the Possible Transaction as covered by this non-solicitation covenant. Notwithstanding the foregoing, this non-solicitation covenant shall not cover any officer, senior manager, or employee (x) terminated or otherwise released by either Party from the date of such termination or release, (y) who contacts the other Party on his or her own initiative and without any solicitation by the other Party or its Representatives or (z) who responds to a generalized solicitation for employees not specifically targeted at the other Party through the use of media, advertisements, professional search firms or otherwise.

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You acknowledge that MRV may establish procedures and guidelines (the “Procedures”) for the submission of proposals with respect to a Possible Transaction. You acknowledge and agree that (a) MRV and its Representatives are free to conduct the process leading up to a Possible Transaction as MRV and its Representatives, in their sole discretion, determine (including, without limitation, by negotiating with any third party and entering into a preliminary or definitive agreement without prior notice to you or any other person); (b) MRV reserves the right, in its sole discretion, to change the Procedures relating to the consideration of a Possible Transaction at any time without prior notice to you or any other person; to reject any and all proposals made by you or any of your Representatives regarding a Possible Transaction, and to terminate discussions and negotiations with you at any time and for any reason; and (c) neither MRV nor any of its Representatives nor any third party with whom MRV may enter into any agreement for or complete any Possible Transaction, shall have any liability to you or your Representatives arising out of or relating to such transaction. You agree that unless and until a final definitive agreement regarding a Possible Transaction between MRV and you has been executed and delivered, neither MRV nor you will be under any legal obligation of any kind whatsoever with respect to any Possible Transaction by virtue of this Agreement except for the rights and obligations specifically agreed to herein.

You further agree that, unless otherwise instructed by MRV or Cowen and Company, all communications regarding a Possible Transaction, requests for additional information, requests for facility tours or management meetings, and discussions or questions regarding procedures, will be submitted or directed only to Cowen and Company, as financial advisor to the MRV, and not to MRV nor any other Representative of MRV.

If either Party hereto determines that it does not wish to proceed with the Possible Transaction, it will promptly advise the other Party of that decision in writing (the “Termination Notice”). In such case, the Receiving Party will promptly upon written request by the Disclosing Party destroy all copies of Proprietary Information, including Evaluation Material, in the Receiving Party’s possession or in the possession of any of the Receiving Party’s Representatives. Each Party agrees that, upon written request of a Disclosing Party, an officer of the Receiving Party will certify to compliance with this paragraph; and further provided that (a) the Receiving Party may keep such copies of such Proprietary Information as is necessary for the Receiving Party to comply with applicable law or internal policies provided, however, that the obligations set out in this agreement shall continue to apply for such retained material and (b) the Receiving Party need not expunge electronic copies of Proprietary Information created as a result of automatic back-up procedures (to the extent such electronically stored Proprietary Information may not be destroyed with reasonable measures). Notwithstanding the return or destruction of the Proprietary Information, each Receiving Party and each of its Representatives will continue to be bound by its obligations hereunder for a period of three (3) years from the date of any Termination Notice, except that those provisions of this letter agreement subject to a shorter termination provision specified therein shall terminate in accordance with their terms. In the event that no Termination Notice is delivered, this letter agreement shall automatically terminate three (3) years after the date hereof, except that those provisions of this letter agreement subject to a shorter termination provision specified therein shall terminate in accordance with their terms.

Each Receiving Party is aware, and will advise its Representatives who are informed of the matters that are the subject of this letter agreement, of the restrictions imposed by the United States securities laws or the respective regulations of the European Union and the Federal Republic of Germany on the purchase or sale of securities by any person who has

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received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information. Each Receiving Party hereby confirms that it, and its Representatives, will take necessary actions to prevent the use of any information about the Disclosing Party in a way which might violate any antitrust or other applicable Law.

It is understood that the covenants of this letter agreement and the Proprietary Information disclosed are special, unique and of extraordinary character. Each Disclosing Party may be irreparably harmed by a breach of this letter agreement by the Receiving Party, and the use of the Proprietary Information for the business purposes of any person other than the Disclosing Party may enable such person to compete unfairly with the Disclosing Party. Without prejudice to the rights and remedies otherwise available to each of the Parties, each Party shall be entitled to seek equitable relief by way of injunction, as well as by all other remedies it may have at law or in equity, including monetary damages, if the other Party or any of its Representatives breaches or threatens to breach any of the provisions of this letter agreement. The party prevailing in any litigation shall be entitled, in addition to such other relief as may be granted, to reimbursement of its reasonable attorneys’ fees. It is further understood and agreed that no failure or delay by a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. Each Party agrees that if the Receiving Party becomes aware of any disclosure of Proprietary Information of the Disclosing Party in violation of the terms hereof, the Receiving Party will promptly notify the Disclosing Party and will reasonably cooperate in any attempt by the Disclosing Party to obtain any remedy or relief relative thereto.

This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, USA, applicable to contracts executed in and to be performed in that state. If there is any claim, dispute or controversy between the parties arising from or in connection with this Agreement, the court having jurisdiction over the domicile of the defendant in the litigation shall have the sole and exclusive jurisdiction. Each of the Parties waive objection to the venue of any proceeding in such court or any claim that such court provides an inconvenient forum. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT.

This letter agreement is solely for the benefit of the Parties, and this letter agreement shall not be deemed to confer upon or give to any other third party any remedy, claim of liability or reimbursement, cause of action or other right. This letter agreement shall not be assigned by operation of law or otherwise.

If any provision of this letter agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remainder of the provisions of this letter agreement shall remain in full force and effect. The Parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid, legal and enforceable provision, the effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

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This letter agreement contains the entire agreement between the Parties concerning the subject matter hereof, and no modification of this letter agreement or waiver of the terms and conditions hereof shall be binding upon the Parties, unless approved in a writing signed by each of the Parties. This letter agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

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Please acknowledge your agreement to the foregoing by countersigning this letter agreement in the space provided below and returning to the undersigned a fully executed original copy of this letter agreement.

MRV COMMUNICATIONS, INC.

By:	/s/ Mark J. Bonney
Name:	Mark J. Bonney
Title:	President & CEO

Accepted and Agreed

as of the date first written

above:

ADVA OPTICAL NETWORKING SE

By:	/s/ Brian Protiva
Name:	Brian Protiva
Title:	CEO

/s/ Ulrich Dopfer
Name:	Ulrich Dopfer
Title:	CFO

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